Exhibit 15.4 Božo Kolonja DMD Consulting doo & University of Belgrade - Faculty of Mining and Geology Focanska 1, 11000 Beograd, Serbia Email: bozo.kolonia@rgr.bg.ac.rs CONSENT OF QUALIFIED PERSON Re: Annual Report on Form 20- F of ArcelorMittal I, Bozo Kolonja, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2021 (the "2021 20-F"): a) certify that I have supervised and validated the preparation of the mineral reserve and mineral resource estimates for ArcelorMittal Prijedor mine; b) consent to the use of and references to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2021 20-F and mineral reserve and mineral resource estimates for ArcelorMittal Prijedor mine; and c) consent to the incorporation by reference of the 2021 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto). I am responsible for authoring, and this consent pertains to mineral reserve and mineral resource estimates for ArcelorMittal Prijedor mine, certify that I have read the 2021 20-F and that it fairly and accurately represents the mineral reserves and mineral resources for each property for which I am responsible. Dated: February 9th 2022 /s/Bozo Kolonja Bozo Kolonja Professor, PhD Mining Engineering SME Professional (#04168328)